Exhibit 99.1(10)

Application for Flexible Premium
Variable Life Insurance Policy

NEWBSAPPLC
PACIFIC MUTUAL
Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, CA  92660
No. 358724

APPLICATION, PART 1
FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

PLEASE PRINT USING DARK INK

SECTION A  CLIENT INFORMATION
PROPOSED INSURED
1. Full Name (Print as to appear in policy)
2. Sex    Male  Female
3. State of Birth
4. Date of Birth   MO.  DAY  YR.
5. Ins. Age
6. Address (CITY, COUNTY, STATE, ZIP CODE)
7. Telephone (OPTIONAL) (   )
8. Employer Name and Address
9. Occupation
10. Specific Duties
11. Social Security No. or Taxpayer I.D. No. (SHOW ALL HYPHENS)

OWNER (IF OTHER THAN PROPOSED INSURED) or PAYOR (OR PROPOSED INSURED IS
JUVENILE)
12. Full Name (PRINT AS TO APPEAR IN POLICY)
13. Social Security No. or Taxpayer I.D. No. (SHOW ALL HYPHENS)
14. Address (CITY, COUNTY, STATE, ZIP CODE)
15. Telephone (OPTIONAL) (   )
16. Contingent Owner

BENEFICIARY
17. Primary Beneficiary (PRINT FULL NAME AND RELATIONSHIP)
18. Contingent Beneficiary (PRINT FULL NAME AND RELATIONSHIP)

SECTION B  PLAN INFORMATION
19. Policy Desired:
20. Planned Annual Premium:  $
21. Face Amount:  $
22. Option A - (Level) - Death benefit equals greater of face amount or guideline minimum death benefit

Option B - (Increasing) - Death benefit equals greater of face amount plus accumulated value or guideline minimum death benefit
23. Optional Benefits:
A. Term rider on proposed insured for $________ (Face Amount) for ________
years.
B. ART on other covered persons (COMPLETE AP8852VL)
C. Waiver of Charges
D. Guaranteed Insurability
E. ADB $________ (INS. AMT.)
F. Children's Term ________ (Units) (COMPLETE PART 2, B)
G. ___________________________________________________
H. ___________________________________________________
I. ____________________________________________________
24. If any optional benefit cannot be approved, should the policy be issued without it?
Yes    No

Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

25. Premium allocations: Select up to five accounts and indicate allocations. THE TOTAL OF THE PERCENTAGES MUST BE 100%. (WHOLE NUMBERS.)

Fixed Account:          ________%   Equity Income:    ________%

Money Market:           ________%   Multi-strategy:   ________%

Managed Bond:           ________%   International:    ________%

Government Securities:  ________%   Equity Index:     ________%

High Yield Bond:        ________%   Growth LT:        ________%

Growth:                 ________%   ____________      ________%

SECTION C  BILLING INFORMATION
26.A. Billing Method:
Direct Billing    List Bill    Payroll Deduction    Single Premium
B. Frequency of premium payment reminder notice:
Annual   Semi-Annual   Quarterly   Monthly List Bill

SECTION D  SUITABILITY
Yes    No
27. DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR INSURANCE NEEDS AND

FINANCIAL OBJECTIVES?
28. DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?
29. DO YOU UNDERSTAND THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?
30. DID YOU RECEIVE THE SEPARATE ACCOUNT PROSPECTUS AND THE FUND PROSPECTUS FOR THE POLICY APPLIED FOR?
If "Yes", give dates of prospectuses:  S.A. ________ Fund ________

POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES). THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

SECTION E  GENERAL INFORMATION
1. Give details of life insurance in force in other companies. If none (or if conversion application) check this box
COMPANY    YEAR TAKEN    PLAN LIFE AMOUNT    ACC. DEATH AMOUNT
2. Is the proposed insured married? Yes No If "Yes", show amount of life insurance on spouse $________
3. For the proposed insured, provide the following:
A. Annual earned income from occupation (after deduction of business expenses)
                                                                      $________
B. Spouse's annual earned income                                      $________
C. Other income (STATE SOURCE IN "REMARKS")                           $________
4. Does any proposed insured contemplate leaving the U.S.A. for travel or
residence? Yes    No    (IF "YES", EXPLAIN IN "REMARKS")
5. Within the last 2 years, has any proposed insured:
A. Flown or plan to fly as a pilot, student pilot or crew member?   Yes  No
B. Engaged in parachute jumping, scuba diving, auto or motorboat racing or any
form of motorcycling?                                               Yes  No
C. Had a drivers license restricted or revoked, or been charged with 3 or more
moving violations?                                                  Yes  No
(IF "YES" TO "A" OR "B", COMPLETE APPROPRIATE SECTION OF THE GENERAL QUESTIONNAIRE; IF "YES" TO "C", GIVE STATE AND NUMBER OF DRIVERS LICENSE IN "REMARKS")
6.A. Has any proposed insured ever had insurance declined, rated, modified,
cancelled or not renewed?                                           Yes  No
B. Has any proposed insured been convicted of a felony within the past 5 years?
                                                                    Yes  No
C. has any other insurance been applied for within the last 3 months on any
proposed insured?                                                   Yes  No
D. Will the policy applied for replace or change any existing insurance or
annuity on any proposed insured?                                    Yes  No

(IF "YES", EXPLAIN IN "REMARKS")
7. Is cash or check tendered with this application?                 Yes  No
If "Yes", show amount $________
If "No", do not complete question #8
8. Do you understand, accept and agree to the terms of the Temporary Insurance
Agreement (TIA)?                                                    Yes  No
If "Yes", and a face amount is requested which is larger than that which Pacific Mutual will insure under the TIA, complete the following statement: If approved, please issue an alternate policy identical to the one applied for, but for a face amount of $________.

SECTION F MEDICAL CERTIFICATION (COMPLETE WHEN SUBMITTING MEDICAL EXAMINATION OF ANOTHER INSURANCE COMPANY.)
1. The attached examination is on the life of:    Proposed Insured    Spouse
2. Name of insurance company for which examination was made and date of
examination:  COMPANY    DATE OF EXAMINATION
3. To the best of your knowledge and belief, are the statements in the
examination true as of today?                                       Yes  No
4. Has the person who was examined consulted a doctor or other practitioner or received medical or surgical advice since the date of the examination? (IF
"YES", EXPLAIN IN "REMARKS")                                        Yes  No

REMARKS  IDENTIFY QUESTION NUMBER AND PERSON

HOME OFFICE ENDORSEMENTS

APPLICATION, PART 2 - NON-MEDICAL

SECTION A  NON-MEDICAL INFORMATION

COMPLETE ON PROPOSED INSURED (IF UNDER AGE 16, COMPLETE SECTION B)
1. Full Name
2a. Date of Birth  MO.      DAY       YR.
2b. Height     FT.      IN.
2c. Weight     LBS.
3.a. Name and address of physician or practitioner last seen:
__________________________
(IF NONE, SO STATE)
b. Date: _______________   MO.       YR.
c. Reason consulted: _______________________
                                                                    Yes  No
d. Did any symptoms prompt consultation?
e. Was any treatment given or medication prescribed?
(IF "D" OR "E" ANSWERED "YES, GIVE DETAILS)
4. To the best of your knowledge and belief, during the past 10 years, have you had or been told that you had, or been treated by a member of the medical profession for:
(CIRCLE APPLICABLE ITEMS AND GIVE DETAILS)
a. Disorder of the eyes, ears, nose or throat?
b. Dizziness, fainting, convulsions, headaches, speech defect, paralysis or stroke, or mental or nervous disorder?
c. Hoarseness or cough, blood spitting, asthma, pneumonia, emphysema, tuberculosis, or other respiratory system disorder?
d. Chest pain, high blood pressure, rheumatic fever, murmur, heart attack or other disorder of the heart or blood vessels?
e. Jaundice, intestinal bleeding, ulcer, colitis, diverticulitis, hepatitis, or other disorder of the liver, gallbladder, stomach, or intestines?
f. Sugar, albumin, or blood in urine; venereal disease; stone or other disorder of kidney, bladder, prostate, breasts or reproductive organs?
g. Diabetes; thyroid or other endocrine disorders?
h. Neuritis, sciatica, arthritis, gout, or disorder of the muscles or bones, including spine, back or joints?
i. Cancer, cyst, tumor or disorder of skin, blood or lymph glands?
j. Any disorder(s) of the Immune System, including AIDS (Acquired Immune Deficiency Syndrome) and ARC (AIDS Related Complex)?
5.a. Have you within the past 5 years been a patient in a hospital, clinic, sanitarium or other medical facility?
b. Are you now under regular medical observation or taking treatment?
6.a. Except as prescribed by a physician, have you used heroin, morphine or other narcotic drugs in the last 10 years?
b. Except as prescribed by a physician, have you used cocaine, LSD, marijuana or other hallucinogenic agents, or barbiturates, sedatives, tranquilizers or any amphetamines in the last 5 years?

c. In the last 5 years have you received treatment for or joined an organization because of alcoholism or drug addiction?
7. Other than as stated in answers above, have you within the past 5 years:
a. Had a checkup, consultation, illness, injury or operation?
b. Had an electrocardiogram, X-ray, blood test or other test?
c. Been advised to have any diagnostic test, hospitalization or surgery which was not completed?
8. Have you had any change in weight in the past year?
9.a. Do you currently smoke cigarettes?
b. If "Yes", how many a day? _______________
c. Did you ever smoke cigarettes?
d. If "Yes" on 9(C), give date last cigarette smoked:  ____________ MO.  YR.
e. Do you use tobacco in any other form?  (IF "YES" SPECIFY TYPE IN "REMARKS")
10. Have either of your parents, brothers or sisters had diabetes, cancer, high blood pressure, heart disease, or mental illness? (IF "YES", STATE CONDITION, GIVE RELATIONSHIP AND AGE AT ONSET)
11. Parents' Record (COMPLETE BELOW):
     IF LIVING        IF DECEASED
     AGE  STATE OF HEALTH  AGE AT DEATH  CAUSE OF DEATH
Father
Mother

SECTION B ADDITIONAL INSUREDS and PROPOSED INSURED UNDER AGE 16 (OWNER, PAYOR, FAMILY, CHILDREN)
1. FULL NAME OF PERSON TO BE COVERED
RELATIONSHIP TO PROPOSED INSURED
DATE OF BIRTH (MO./DAY/YR.)
STATE OF BIRTH
HEIGHT (FT./IN.)
WEIGHT (POUNDS)
AMOUNT OF INSURANCE NOW IN FORCE
AMT. OF INS. CURRENTLY APPLIED FOR

Note: If payor or owner waiver of charges is being applied for, please indicate the individual's occupation and the employer's name and address: ______________
_______________________________________________________________________________

2. Has any person named in Question 1 during the past 10 years had or been told
that he had, or been treated for:                                   Yes  No
A. Diabetes, cancer or epilepsy?
B. Heart murmur, high blood pressure or any heart condition?
C. Any disorder(s) of the Immune System, including AIDS (Acquired Immune Deficiency Syndrome) and ARC (AIDS Related Complex)?
3. Has any person named in Question 1:
A. Been in a hospital, sanitarium or other institution for diagnosis, treatment or a surgical operation within the past 5 years?
B. Had any medical consultation or treatment within the past 3 years, other than as stated in any answer above?
GIVE DETAILS BELOW FOR EACH "YES" ANSWER IN QUESTIONS 2 AND 3:
QUESTION NO.
FIRST NAME
REASON FOR CONSULTATION
DATE
DURATION - RESULT
NAME AND ADDRESS OF PHYSICIAN

DECLARATIONS

I represent that the foregoing answers and statements (contained in Parts 1 and 2) are correctly recorded, complete, and true to the best of my knowledge and belief. I understand that:

1. EXCEPT AS OTHERWISE PROVIDED IN ANY TEMPORARY INSURANCE AGREEMENT, NO INSURANCE WILL TAKE EFFECT BEFORE THE POLICY FOR SUCH INSURANCE IS DELIVERED AND THE FIRST PREMIUM PAID DURING THE LIFETIME(S) AND BEFORE ANY CHANGE IN THE HEALTH OF THE PROPOSED INSURED(S). UPON SUCH DELIVERY AND PAYMENT, INSURANCE WILL TAKE EFFECT IF THE ANSWERS AND STATEMENTS IN THIS APPLICATION ARE THEN TRUE.

2. Acceptance of a life insurance policy will be ratification of any administrative change with respect to such policy made by the Company in the space entitled "Home Office Endorsements". All other changes, including plan and amount of insurance, benefits, classification or age at issue, must be accepted in writing.

3. No agent or medical examiner is authorized to make or modify contracts or to waive any of the Company's rights or requirements.

Dated at_____________________ on __________________________.
        CITY    STATE            MO.  DAY  YR.
I certify that I have truly and accurately recorded hereon the information supplied.

______________________________________________
Signature of Soliciting Agent

______________________________________________
Florida License ID Number

IF OWNER IS A CORPORATION, THE SIGNATURE AND TITLE OF AN AUTHORIZED OFFICER OTHER THAN THE PROPOSED INSURED IS REQUIRED AND THE FULL NAME OF THE CORPORATION MUST BE SHOWN.

X ____________________________________________
Signature of Proposed Insured (OR PARENT, IF PROPOSED INSURED UNDER AGE 16)

______________________________________________
Signature of Other Adult Proposed Insured

______________________________________________
Signature of Applicant (IF OTHER THAN PROPOSED INSURED)

________________________________________________
Signature of Owner (IF OTHER THAN PROPOSED INSURED OR APPLICANT)

AP8851VL

APPLICATION, PART 3 - AGENT'S REPORT

SECTION A  COMPLETE THIS SECTION IF APPLYING FOR (CHECK ONE)
ALTERNATE    ADDITIONAL
1. Plan Desired:
2. Face Amount:
3. Planned Annual Premium:
4. Premium allocations: select up to five accounts and indicate allocations. THE TOTAL OF THE PERCENTAGES MUST BE 100% (WHOLE NUMBERS.)

Fixed Account:          ________%   Equity Income:    ________%

Money Market:           ________%   Multi-strategy:   ________%

Managed Bond:           ________%   International:    ________%

Government Securities:  ________%   Equity Index:     ________%

High Yield Bond:        ________%   Growth LT:        ________%

Growth:                 ________%   ____________      ________%

5. Option A (Level)
Death benefit equals greater of face amount or guideline minimum death benefit. Option B (Increasing)
Death benefit equals greater of face amount plus accumulated value or guideline minimum death benefit.
6. Optional Benefits:
A. ____________________________
B. ____________________________
C. ____________________________
D. ____________________________

SECTION B  COMPLETE THIS SECTION IF APPLYING FOR BUSINESS INSURANCE
1. Names of Principal Officers, Partners or Key Employees
Position
% of Business Owned
Amount of Insurance Owned by Business
2. Purpose of this insurance:
A. Buy & Sell
B. Employee Fringe Benefit
C. Deferred comp.
D. Split Dollar
E. Key Employee Insurance

F. Other
(EXPLAIN IN "REMARKS")
3. Are other officers, partners, or key employees proportionately insured?
Yes    No     (IF "NO", EXPLAIN IN "REMARKS")

SECTION C  COMPLETE THIS SECTION IF PROPOSED INSURED IS UNDER AGE 16
1. Did you personally observe the proposed insured?
Yes  No (IF "NO", EXPLAIN IN "REMARKS")
2. Is the amount of insurance in force and applied for on proposed insured
larger than amount on any brother or sister?    Yes  No (IF "YES", EXPLAIN IN
"REMARKS")
3. Answer for person on whom proposed insured depends for support:
A. Name
B. Relationship
C. Est. annual income   $
D. Est. net worth       $
E. Amt. of life ins.    $
4. Answer for applicant
A. Name
B. Relationship
C. Purpose of insurance
D. Time at present address. (IF LESS THAN 3 YEARS, GIVE PRIOR ADDRESS IN "REMARKS") Yrs. Mo.
E. Amt. of life ins. in force

REMARKS    IDENTIFY SECTION AND QUESTION

SECTION E  COMPLETE FOR ALL APPLICATIONS - AGENT INFORMATION
1. How well do you know proposed insured (OR APPLICANT IF PROPOSED INSURED IS UNDER AGE 16)?
2. Have you personally asked all applicable questions in this application?
Yes  No (IF "NO", EXPLAIN IN "REMARKS")
3. Have you attached Personal History Interview information sheet?
Yes  No (IF "NO", EXPLAIN IN "REMARKS")
4. Are you aware of any information not given in the application which might
affect the insurability of the proposed insured?    Yes  No (IF "YES", EXPLAIN
IN "REMARKS")
5.A. Insured's time at present address:   Yrs. ________  Mo. ________
B. Insured's time with present employer:  Yrs. ________  Mo. ________
(IF EITHER LESS THAN 3 YEARS, GIVE PREVIOUS DATA IN "REMARKS")
6. Did the proposed insured or applicant make the initial inquiry which led to
the sale of this insurance?    Yes  No (IF "YES", EXPLAIN IN "REMARKS")
7. Has the proposed insured changed name within last 5 years?
(IF "YES", GIVE FORMER NAME IN "REMARKS")    Yes    No
8. To the best of your knowledge, does any policy applied for either replace, involve a change in, or involve use of value from any existing life insurance policy or annuity?
(IF "YES", GIVE COMPANY.  IF PM POLICY, THEN GIVE POLICY NUMBER AND HOW VALUES
ARE TO BE APPLIED IN "REMARKS")              Yes    No
9. If a special billing address, other than the owner's, is desired, indicate here:
10. Is application submitted on a:
(A) Non-Medical Basis?                       Yes    No
(B) Guaranteed Issue Basis?                  Yes    No
(C) Guaranteed to Issue Basis?               Yes    No
Check appropriate items which have been ordered:
Medical Exam
Paramedical Exam
EKG
Blood Profile
H.O. Specimen
APS _____________
__________________
__________________
11. Estimated Net Worth of Proposed Insured:

REMARKS    IDENTIFY SECTION AND QUESTION

I certify that to the best of my knowledge and belief:      Yes    No
A. I have presented to the Company all pertinent facts and have correctly and completely recorded all required answers.
B. I have given the Proposed Insured (or Parent for Juvenile insurance) a copy of the F.C.R.A. and MIB Disclosure Notice, and any other disclosure notice or statement required by state or federal law.

C. I have fully explained the terms and conditions of the Temporary Insurance Agreement(s) to the Proposed Insured (or Applicant) and have given it to him/her
(them).
D. I have complied with state and federal laws on disclosure, cost comparison and replacement.
E. I have reviewed the purchase of this insurance policy as to suitability.

X _________________________________________________________
Signature(s) of Soliciting Agent(s) (Pay Commission As Indicated Below)
                  Agency    Agent    Commission
Agent Name        Number    Code     Share
                                                 %
                                                 %
                                                 %
                                                 %

AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility insurance company, the Medical Information Bureau, consumer reporting agency or employer to release to Pacific Mutual Life Insurance Company, its subsidiaries, its reinsurer(s) or its legal representative any information they may have as to diagnosis, treatment and prognosis of any physical or mental condition including drug and/or alcohol abuse and/or any other information of me, my minor children and in the case of a family health application, my spouse.

I understand that any information obtained will be used to determine eligibility for insurance and will not be released to any person or organization except reinsurer(s), the Medical Information Bureau, and other persons or organizations performing business or legal services in connection with my application, or as may be otherwise lawfully required, or as I may further authorize. I also understand that I may revoke this authorization as it applies to drug and/or alcohol abuse information at anytime, except to the extent it will not affect any action taken or information released prior to the revocation.

I know that I may request to receive a copy of this authorization. I also acknowledge receipt of Disclosure Notice to Applicants for Insurance.

A photographic copy of this Authorization shall be as valid as the original and shall be valid for two years from the date shown below.

Date ___________________________________  MO.  DAY  YR.
X _______________________________________________________
SIGNATURE OF PROPOSED INSURED
(Or Parent, If Proposed insured is Under Age 16)
X _______________________________________________________
PROPOSED INSURED


USE RECEIPT ON REVERSE ONLY IF A PREMIUM IS PAID FOR A CONVERSION POLICY.


(DETACH-LEAVE WITH APPLICANT)

DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE

This brief description of our underwriting process is designed to help you to understand how an application for insurance is handled, the types and sources of information we may collect about you, the circumstances under which we may disclose that information to others and your right to learn the nature and substance of that information upon written request. The purpose of the underwriting process is to make sure you qualify for insurance under Pacific Mutual's rules and, assuming you do, establish the proper premium charge for that insurance. This process - the evaluation of risks -assures that the cost of insurance is distributed equitably among all policyowners, and that each individual pays his or her fair share. To determine your insurability, we must consider such factors as your medical history, physical condition, occupation and hazardous avocations. We get this information from various sources.

SOURCES OF INFORMATION

APPLICATION AND MEDICAL RECORDS - Your application, including the medical history, is the primary source of information in the evaluation process. In addition, we may ask you to take a physical examination or other special test such as electrocardiogram. We may also ask for a report from your doctor or hospital, another insurance company or the Medical Information Bureau. When we do so, we use the authorization form you signed with your application.

MIB, INC., (MEDICAL INFORMATION BUREAU) - MIB, Inc., is a non-profit corporation which operates an information exchange on behalf of member life insurance companies. As a member company, we will ask the MIB if it has a record concerning you. If you previously applied to a member company for insurance, MIB may have information about you in its file. The purpose of the MIB is to protect member companies and their policyowners from those who would conceal significant facts relevant to their insurability. The information which is obtained from MIB may be used only as an alert to the possible need for further independent investigation. It cannot be used as a basis in making a final underwriting decision.

Information regarding your insurability will be treated as confidential.
Pacific Mutual, its subsidiaries or its reinsurer(s) may, however, make a brief report to the MIB. If you later apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply the company with the information it may have about you in its file. Pacific Mutual, its subsidiaries or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

At your request, the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

INVESTIGATIVE CONSUMER REPORT - As part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. Because you may want to know more about the nature and scope of such a report, we are providing this information on the reverse side as part of this Notice.

(Continued on reverse side)

THE AUTHORIZATION THE REVERSE SIDE
MUST BE SIGNED IN EVERY CASE


PACIFIC MUTUAL LIFE INSURANCE COMPANY
700 Newport Center Drive
Box 7500
Newport Beach, California 92658-7500
No. 358724

Received from _________________________________, the sum of $_________ as
payment on account of premium for policy on the life of the person named in an application to Pacific Mutual Life Insurance Company bearing the same number as this receipt.

ALL CHECKS MUST BE MADE PAYABLE TO PACIFIC MUTUAL. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE PAYEE BLANK.

Date _____________________  _________________________________________Agent
MO.  DAY  YR.
AP8851VL


DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE (continued)

A consumer report confirms and supplements the information on your application pertaining to employment and residence verification, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also cover information concerning your general reputation, personal characteristics and mode of living, except as may be related directly or indirectly to your sexual orientation including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required and you wish to be personally interviewed, please let us know and we will notify the consumer reporting agency.

The information contained in the report may be retained by the consumer reporting agency and subsequently disclosed to other companies to the extent permitted by the Fair Credit Reporting Act.

Investigative consumer reports are held in strict confidence and used only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of the report from the consumer reporting agency. These reports rarely have an adverse affect on an individual's eligibility for insurance. If it should, however, we will notify you in writing and identify the reporting agency.

DISCLOSURE TO OTHERS

Personal information obtained about you during the underwriting process is confidential and will not be disclosed to other persons or organizations without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you are as follows:

1. The agent may retain a copy of your application. If reinsurance is required, the reinsurance company would have access to our application file.

2. We may release information to another life insurance company to whom you have applied for life or health insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such information.

3. As stated earlier, we may report information to the Medical Information
Bureau.

4. We will disclose information to government regulatory officials, law enforcement authorities and others where required by law.

DISCLOSURE TO YOU

In general, you have a right to learn the nature and substance of any personal information about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the information upon which our action is based. Medical record information, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB, Inc., for that organization's disclosure procedure.

Should you feel that any information we have is inaccurate or incomplete, please write to the Manager, Risk Selection Department, Pacific Mutual Life Insurance Company, 700 Newport Center Drive, P.O. Box 7500, Newport Beach, California 92658-7500. Your comments will be carefully considered and corrections made where justified.

We hope this Notice will help you to understand how we obtain and use personal information in the underwriting process, and the ways you can learn about this information. We are concerned with insuring privacy as well as lives, and the collection, use and disclosure of personal information is limited to those specified in this Notice.